Exhibit 99.1

NeuroPace Announces Preliminary Unaudited Revenue for Fourth Quarter and Full Year 2024 and Provides Business Updates

Preliminary unaudited revenue expected to be between $21.0 million and $21.5 million for Q4 2024, and between $79.4 million and $79.9 million for full year 2024

Scott Huennekens Appointed to NeuroPace Board of Directors effective January 6th

Management presenting at the 43rd Annual J.P. Morgan Healthcare Conference on January 15th

Company to host an Investor Day on January 28th in New York City

Mountain View, Calif. – January 8, 2025 – NeuroPace, Inc. (Nasdaq: NPCE), a medical device company focused on transforming the lives of people living with epilepsy, today announced preliminary unaudited revenue for the quarter and year ended December 31, 2024 and provided business updates.

NeuroPace plans to release its fourth quarter and full year 2024 financial results in early March of 2025. The preliminary revenue amounts for the fourth quarter and full year ended December 31, 2024 included in this press release are being provided prior to the completion of review and audit procedures by the Company’s independent registered public accounting firm and are therefore subject to adjustment.

Financial Highlights and Recent Updates Include:

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Preliminary unaudited revenue is expected to be between $21.0 million and $21.5 million for the fourth quarter ended December 31, 2024, representing growth of 17% to 19% versus the fourth quarter of 2023.

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Preliminary unaudited revenue for the full year ended December 31, 2024 is expected to be between $79.4 million and $79.9 million, representing growth of 21% to 22% versus the full year ended December 31, 2023. The preliminary 2024 results came in above initial 2024 revenue guidance of $73 million to $77 million.

•	Cash and short-term investments as of December 31, 2024 is expected to be $52.8 million. Total shares of common stock outstanding are expected to be 30,145,039 as of December 31, 2024.

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The NAUTILUS pivotal trial is on track to complete the required one-year follow-up of subjects in March 2025, with the data lock and subsequent trial data analysis commencing in Q2 2025. The trial is designed to evaluate the safety and effectiveness of the RNS System as a potential treatment for patients 12 years and older with drug-resistant idiopathic generalized epilepsy.

“Throughout 2024, our entire team did an excellent job of executing on our strategy, resulting in 2024 revenue growth of more than 20%, strong gross margin performance, and continued operating discipline as evidenced by our reduced cash burn, while also making investments in our business that will support long-term growth,” said Joel Becker, NeuroPace President and Chief Executive Officer. “We remain focused on the execution of our three-part growth strategy to expand access to and adoption of RNS therapy.”

Board of Directors Appointment

NeuroPace announced the appointment of Scott Huennekens to its Board of Directors, effective January 6, 2025.

“Scott brings a wealth of management and investment experience at both public and private medtech companies, during which time he has helped unlock significant shareholder value. The NeuroPace board and I are excited to have him join us in supporting the Company’s management team in executing its long-term strategy and driving continued growth,” said Frank Fischer, NeuroPace Chairman of the Board.

Mr. Huennekens is a successful executive, entrepreneur, board member and investor in over 20 medical device companies, including more than ten start-up and growth companies with market valuations that have totaled over $6 billion and benefited more than twenty million patients. He currently serves as Chair of the board of directors of Envista Holdings (NYSE: NVST), as Chair of the board of directors of Hyperfine (Nasdaq: HYPR) and as an independent director on the QuidelOrtho Corporation (Nasdaq: QDEL) board of directors, and has served on several boards of other public companies over the years. Mr. Huennekens previously served as President and Chief Executive Officer of Verb Surgical, an independent surgical technology start-up jointly formed by Google and Johnson & Johnson, from 2015 to 2019. Prior to Verb Surgical, he led Volcano Corporation as its only President and Chief Executive Officer from start-up in 2002 through its IPO in 2006 and then its sale to Philips in 2015. He graduated magna cum laude with a B.S. in Business Administration from the University of Southern California and earned an MBA from the Harvard Business School.

“Scott is a highly successful and experienced leader in the medical device field, and I am excited to have him join NeuroPace’s Board. I look forward to having Scott’s expertise benefit NeuroPace as we continue our efforts to execute our growth strategy and create shareholder value,” said Mr. Becker.

Mr. Huennekens commented, “I am excited by the opportunity to join the NeuroPace board of directors and support the Company’s ongoing growth initiatives. This is an exciting time for NeuroPace as it continues to build on its momentum and take advantage of a number of significant upcoming opportunities.”

Upcoming Investor Events:

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The Company’s management team is scheduled to present at the 43rd Annual J.P. Morgan Healthcare Conference at 4:30 p.m. PT (7:30 p.m. ET) on Wednesday, January 15, 2025, in San Francisco, CA and will host investor meetings during the conference. The presentation will be webcast live and can be accessed here. An archived webcast will be available for a limited time after the event on the Events section of the Company’s Investor Relations website.

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The Company’s management is scheduled to host an in-person and virtual Investor Day in New York on Tuesday, January 28, 2025, which will include presentations on the Company’s recent results, future plans, and market, product and clinical development strategies for the RNS System, as well as feature comments from special guest speakers. A live webcast and presentation will be posted on the day of the event to the Events section of the Company’s Investor Relations website. Use the following link to register for the event: https://lifescievents.com/event/neuropace/.

About NeuroPace, Inc.

Based in Mountain View, Calif., NeuroPace is a medical device company focused on transforming the lives of people living with epilepsy by reducing or eliminating the occurrence of debilitating seizures. Its novel and differentiated RNS System is the first and only commercially available, brain-responsive platform that delivers personalized, real-time treatment at the seizure source. This platform can drive a better standard of care for patients living with drug-resistant epilepsy and has the potential to offer a more personalized solution and improved outcomes to the large population of patients suffering from other brain disorders.

Forward Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: preliminary financial results for the fourth fiscal quarter and full year 2024; expectations regarding the Company’s future revenue and growth; NeuroPace’s current expectations, forecasts and beliefs, including the status and timing expectations of the NAUTILUS pivotal trial; and NeuroPace’s ability to execute on its growth strategy to expand access to and adoption of its RNS therapy. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: actual operating results may differ significantly from any guidance provided; uncertainties related to market acceptance and adoption of NeuroPace’s RNS System; risks related to the pricing of the RNS System and availability of adequate reimbursement for the procedures to implant the RNS System and for clinicians to provide ongoing care for patients treated with the RNS System; risks related to regulatory compliance and expectations for regulatory approvals to expand the market for NeuroPace’s RNS System; and other important factors. These and other risks and uncertainties include those described more fully in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in NeuroPace’s public filings with the U.S. Securities and Exchange Commission (SEC), including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on November 12, 2024, as well as any other reports that it may file with the SEC in the future. Forward-looking statements contained in this announcement are based on information available to NeuroPace as of the date hereof. NeuroPace undertakes no obligation to update such information except as required under applicable law. These forward-looking statements should not be relied upon as representing NeuroPace’s views as of any date subsequent to the date of this press release and should not be relied upon as a prediction of future events. In light of the foregoing, investors are urged not to rely on any forward-looking statement in reaching any conclusion or making any investment decision about any securities of NeuroPace.

Investor Contact:

Jeremy Feffer

Managing Director

LifeSci Advisors

jfeffer@lifesciadvisors.com